EXHIBIT 99
ShopNBC Reports Fourth Quarter and Full Year 2007 Results
MINNEAPOLIS, MN — March 25, 2008: ShopNBC (NASDAQ: VVTV), a 24-hour TV shopping network, today announced results for the fourth quarter and fiscal year-ended February 2, 2008.
Financial Highlights
The Company’s fourth quarter revenues were $218 million, an increase of 1% over last year. Fourth quarter EBITDA, as adjusted, was $5.4 million compared to EBITDA, as adjusted, of $8.1 million in the same year-ago quarter. Net loss for the quarter was ($0.8) million compared to net income of $3.5 million for the same quarter last year.
Net sales for fiscal 2007 were $782 million, an increase of 2% over the previous year. The Company’s full year EBITDA, as adjusted, was $6.9 million, compared to an EBITDA, as adjusted, of $14.7 million last year. For the fiscal year, the Company recorded net income of $22.5 million compared to a net loss of ($2.4) million in the prior year.
Business Highlights
•	Recruited and hired our new CEO, Rene Aiu, who has extensive industry knowledge and a proven track record of leadership and success in TV shopping. A 22-year veteran of the home shopping arena, she comes to the network having served as CEO of Jupiter Shop Channel Japan and prior to that as a Senior Vice President of HSN.
•	Successfully partnered with Alvarez & Marsal to conduct a complete business review. As a result, the Company’s organizational structure was streamlined including a 10% salaried workforce reduction.
•	Repurchased 1.9 million shares during the quarter at an average price of $5.81/share. Our balance sheet remains strong with $85 million in cash and securities.
•	Internet sales grew 12% in the fourth quarter and represented 31% of merchandise sales.
•	Introduced new product lines including home products designer Christopher Lowell and collectable coin dealer Silver Towne, which has a 20-year history in home shopping.
“We made commitments to you, our shareholders, at the outset of the fourth quarter and delivered against them in a time without a permanent CEO and in a period of transition at our company,” said ShopNBC Executive Chairman of the Board John Buck. “While I am generally pleased with our operating performance in the fourth quarter, I am disappointed with the performance of our stock, which is why the Board authorized an additional $10 million in funding for our share repurchase program. What I am most excited about is the arrival of our new CEO Rene Aiu and the experience and vision she brings to our company.”
Added Rene Aiu, CEO of ShopNBC, “This is an exciting time for me and for the company. I’m encouraged by what I’ve seen so far and the opportunity within. I look forward to working with our employees, vendors and shareholders as we improve the performance of our company and build long term shareholder value.”

Investor Conference Call and Audio Streaming Information
Management has scheduled a conference call at 11 a.m. EDT / 10 a.m. CDT on Wednesday, March 26, 2008 to discuss the fourth quarter and full year results.
To participate in the conference call, please dial 1-800-857-9866 (pass code: SHOPNBC) five to ten minutes prior to the call time. If you are unable to participate live in the conference call, a replay will be available for 30 days. To access the replay, please dial 1-800-945-7247.
You may also participate via live audio stream by logging on to https://e-meetings.mci.com. To access the audio stream, please use conference number 9511906 with pass code ‘SHOPNBC’. A rebroadcast of the audio stream will be available using the same access information for 30 days after the initial broadcast.
EBITDA and EBITDA, as adjusted
The Company defines EBITDA as net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses) and equity in income of Ralph Lauren Media, LLC; non-recurring restructuring and CEO transition costs; and non-cash share-based payment expense. Management has included the term EBITDA, as adjusted, in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.
About ShopNBC
ShopNBC reaches 70 million homes in the United States via cable affiliates and satellite: Dish Network channel 228 and Direct TV channel 316. ShopNBC.com is recognized as a top e-commerce site. ShopNBC is owned and operated by ValueVision Media (NASDAQ: VVTV). For more information, please visit www.ShopNBC.com.
Forward-Looking Information
This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are accordingly subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein due to various important factors, including (but not limited to): consumer spending and debt levels; interest rates; competitive pressures on sales, pricing and gross profit margins; the level of cable distribution for the Company’s programming and the fees associated therewith; the success of the Company’s e-commerce and rebranding initiatives; the performance of its equity investments; the success of its strategic alliances and relationships; the ability of the Company to manage its operating expenses successfully; risks associated with acquisitions; changes in governmental or regulatory requirements; litigation or governmental proceedings affecting the Company’s operations; and the ability of the Company to obtain and retain key executives and employees. More detailed information about those factors is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company is under no obligation (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
###
CONTACT:
Frank Elsenbast, Chief Financial Officer, 952-943-6262
Amy Kahlow, Director of Communications, 952-943-6717

VALUEVISION MEDIA, INC.
Key Performance Metrics*
(Unaudited)

	Q4			YTD
	For the three months ending			For the twelve months ending
	2/2/2008	2/3/2007%		2/2/2008	2/3/2007%
Program Distribution
Cable FTEs	41,902	40,082	5%	41,335	39,288	5%
Satellite FTEs	28,060	26,572	6%	27,585	25,923	6%

Total FTEs (Average 000s)	69,962	66,654	5%	68,920	65,211	6%

Net Sales per FTE (Annualized)	$12.20	$12.74	-4%	$11.13	$11.58	-4%

Active Customers — 12 month rolling	n/a	n/a		893,991	845,564

% New Customers — 12 month rolling	n/a	n/a		51%	53%

% Retained — 12 month rolling	n/a	n/a		49%	47%

Customer Penetration — 12 month rolling	n/a	n/a		1.3%	1.3%

Product Mix
Jewelry	34%	34%		38%	39%
Watches, Apparel and Health & Beauty	25%	26%		25%	24%
Home & All Other	41%	40%		37%	37%

Shipped Units (000s)	1,271	1,340	-5%	4,621	4,989	-7%

Average Price Point — shipped units	$235	$219	7%	$233	$211	10%

*	Includes ShopNBC.TV and ShopNBC.com only.

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	For the Three Month Periods Ended		For the Twelve Month Periods Ended
	February 2,	February 3,	February 2,	February 3,
	2008	2007	2008	2007
Net sales	$218,007	$216,683	$781,550	$767,275
Cost of sales	145,411	141,526	510,535	500,114
(exclusive of depreciation and amortization shown below)

Operating expense:
Distribution and selling	62,062	60,980	241,681	226,450
General and administrative	5,771	6,583	24,899	27,922
Depreciation and amortization	4,412	5,712	19,993	22,239
Restructuring costs	1,939	—	5,043	—
CEO transition costs	355	—	2,451	—
Asset impairments and write offs	—	—	—	29

Total operating expense	74,539	73,275	294,067	276,640

Operating income (loss)	(1,943)	1,882	(23,052)	(9,479)

Other income:
Other income (expense)	(67)	—	(186)	350
Interest income	1,137	851	5,680	3,802

Total other income	1,070	851	5,494	4,152

Income (loss) before income taxes and equity in net income of affiliates	(873)	2,733	(17,558)	(5,327)
Gain on sale of RLM investment	—	—	40,240	—
Equity in income of affiliates	—	814	609	3,006
Income tax (provision) benefit	82	(30)	(839)	(75)

Net income (loss)	(791)	3,517	22,452	(2,396)
Accretion of redeemable preferred stock	(73)	(72)	(291)	(289)

Net income (loss) available to common shareholders	$(864)	$3,445	$22,161	$(2,685)

Net income (loss) per common share	$(0.02)	$0.09	$0.53	$(0.07)

Net income (loss) per common share—assuming dilution	$(0.02)	$0.08	$0.53	$(0.07)

Weighted average number of common shares outstanding:
Basic	35,314,203	37,483,594	41,992,167	37,646,162

Diluted	35,314,203	42,861,399	42,010,972	37,646,162

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	February 2,	February 3,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$25,605	$41,496
Short-term investments	33,473	29,798
Accounts receivable, net	109,489	117,169
Inventories	79,444	66,622
Prepaid expenses and other	4,172	5,360

Total current assets	252,183	260,445

Long term investments	26,306	—
Property and equipment, net	36,627	40,107
FCC broadcasting license	31,943	31,943
NBC Trademark License Agreement, net	10,608	12,234
Cable distribution and marketing agreement, net	872	1,759
Other assets	541	5,492

	$359,080	$351,980

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$73,093	$57,196
Accrued liabilities	44,609	47,709
Deferred revenue	648	369

Total current liabilities	118,350	105,274

Other long-term obligations	—	2,553
Deferred revenue	2,322	1,699

Series A Redeemable Convertible Preferred Stock, $.01 par value, 5,339,500 shares authorized; 5,339,500 shares issued and outstanding	43,898	43,607

Shareholders’ equity:
Common stock, $.01 par value, 100,000,000 shares authorized; 34,070,422 and 37,593,768 shares issued and outstanding	341	376
Warrants to purchase 2,036,858 shares of common stock	12,041	22,972
Additional paid-in capital	274,172	287,541
Accumulated other comprehensive losses	(2,454)	—
Accumulated deficit	(89,590)	(112,042)

Total shareholders’ equity	194,510	198,847

	$359,080	$351,980

VALUEVISION MEDIA, INC.
AND SUBSIDIARIES
Reconciliation of EBITDA, as adjusted, to Net Income (Loss):

			Twelve-Month	Twelve-Month
	Fourth Quarter	Fourth Quarter	Period Ended	Period Ended
	2-Feb-08	3-Feb-07	2-Feb-08	3-Feb-07
EBITDA, as adjusted (000’s)	$5,388	$8,146	$6,850	$14,690
Less:
Non-operating gains (losses) and equity in income of RLM	(67)	814	40,663	3,356
Restructuring costs	(1,939)	—	(5,043)	(29)
CEO transition costs	(355)	—	(2,451)	—
Non-cash share-based compensation	(625)	(552)	(2,415)	(1,901)

EBITDA (as defined) (a)	2,402	8,408	37,604	16,116

A reconciliation of EBITDA to net income (loss) is as follows:

EBITDA, as defined	2,402	8,408	37,604	16,116
Adjustments:
Depreciation and amortization	(4,412)	(5,712)	(19,993)	(22,239)
Interest income	1,137	851	5,680	3,802
Income taxes	82	(30)	(839)	(75)

Net income (loss)	$(791)	$3,517	$22,452	$(2,396)

(a)	EBITDA as defined for this statistical presentation represents net income (loss) from continuing operations for the respective periods excluding depreciation and amortization expense, interest income (expense) and income taxes. The Company defines EBITDA, as adjusted, as EBITDA excluding non-recurring non-operating gains (losses) and equity in income of Ralph Lauren Media, LLC; non-recurring restructuring and CEO transition costs; and non-cash share-based compensation expense.
     Management has included the term EBITDA, as adjusted, in its EBITDA reconciliation in order to adequately assess the operating performance of the Company’s “core” television and Internet businesses and in order to maintain comparability to its analyst’s coverage and financial guidance. Management believes that EBITDA, as adjusted, allows investors to make a more meaningful comparison between our core business operating results over different periods of time with those of other similar small cap, higher growth companies. In addition, management uses EBITDA, as adjusted, as a metric measure to evaluate operating performance under its management and executive incentive compensation programs. EBITDA, as adjusted, should not be construed as an alternative to operating income (loss) or to cash flows from operating activities as determined in accordance with GAAP and should not be construed as a measure of liquidity. EBITDA, as adjusted, may not be comparable to similarly entitled measures reported by other companies.